UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2018 (July 26, 2018)

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ALLERGAN PLC

(Exact Name of Registrant as Specified in Charter)

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Ireland	001-36867	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clonshaugh Business and Technology Park

Coolock, Dublin, D17 E400, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On July 26, 2018, Allergan plc (the “Company”) issued a press release announcing its financial results for the three and six months ended June 30, 2018. A copy of the press release reporting the financial results of the Company is attached to this report as Exhibit 99.1 and incorporated herein by reference.

In its press release, the Company discloses items not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), or non-GAAP financial measures (as defined in Regulation G promulgated by the U.S. Securities and Exchange Commission), that exclude certain significant charges or credits that are important to an understanding of the Company’s ongoing operations. The Company believes that its non-GAAP measures provide useful information to investors because these are the financial measures used by our management team to evaluate our operating performance, make day to day operating decisions, prepare internal forecasts, communicate external forward looking guidance to investors, compensate management and allocate the Company’s resources. We believe this presentation also increases comparability of period to period results. The Company’s determination of significant charges or credits may not be comparable to similar measures used by other companies and may vary from period to period. The Company uses both GAAP financial measures and the disclosed non-GAAP adjusted financial measures internally. These non-GAAP adjusted financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP performance net income per share is used by management as one of the primary metrics in evaluating the Company’s performance. We define non-GAAP performance net income as GAAP net income / (loss) from continuing operations attributable to shareholders adjusted for the following net of tax: (i) amortization expenses, (ii) business restructuring charges associated with Allergan’s global supply chain and operational excellence initiatives or other restructurings of a similar nature, (iii) acquisition, divestiture, integration and licensing charges, (iv) accretion and fair market value adjustments on contingent liabilities, (v) impairment/asset sales and related costs, including the exclusion of discontinued operations, (vi) legal settlements and (vii) other unusual charges or expenses. Non-GAAP performance net income per share is not, and should not be viewed as, a substitute for reported GAAP continuing operations loss per share.

We define adjusted EBITDA as an amount equal to consolidated net income / (loss) from continuing operations attributable to shareholders for such period adjusted for the following: (i) interest expense, (ii) interest income, (iii) (benefit) for income taxes, (iv) depreciation and amortization expenses, (v) stock-based compensation expense, (vi) asset impairment charges and losses / (gains) and expenses associated with the sale of assets, including the exclusion of discontinued operations, (vii) business restructuring charges associated with Allergan’s global supply chain and operational excellence initiatives or other restructurings of a similar nature, (viii) costs and charges associated with the acquisition or divestiture of businesses and assets including, but not limited to, milestone payments, integration charges, other charges associated with the revaluation of assets or liabilities and charges associated with the revaluation of acquisition related contingent liabilities that are based in whole or in part on future estimated cash flows, (ix) litigation charges and settlements and (x) other unusual charges or expenses. We define non-GAAP operating income as adjusted EBITDA including depreciation and certain stock-based compensation charges and excluding dividend income, fair value accounting results included within other income (expense), net and other-than-temporary investment impairments included within other income (expense), net.

The information in this report (including the exhibits) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

d.	Exhibits:

99.1	Press Release of Allergan plc entitled “Allergan Reports Strong Second Quarter 2018 Results Including GAAP Net Revenues of $4.1 Billion” dated July 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2018	Allergan plc

	By:	/s/ Matthew M. Walsh
	Name:	Matthew M. Walsh
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Allergan plc entitled “Allergan Reports Strong Second Quarter 2018 Results Including GAAP Net Revenues of $4.1 Billion” dated July 26, 2018.